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   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 26, 2000
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                       SALOMON SMITH BARNEY HOLDINGS INC.
               (Exact name of registrant as specified in charter)

                                    NEW YORK
                    (State of incorporation or organization)

                                   11-2418067
                      (I.R.S. Employer Identification no.)

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
                 388 GREENWICH STREET
                  NEW YORK, NEW YORK                                              10013
                 (Address of Principal                                          (Zip Code)
                   Executive Offices)


     If this Form relates to the registration of                        If this Form relates to the registration of
     a class of securities pursuant to Section 12 (b)                   a class of securities pursuant to Section 12(g)
     of the Exchange Act and is effective pursuant                      of the Exchange Act and is effective with the
     to General Instruction A.(c), please check                         effectiveness of a concurrent registration
     the following box. [X}                                             pursuant to General Instruction A.(d), please
                                                                        check the following box. [ ]



Securities Act registration statement to which this form relates:                  333-38931
                                                                                  (if applicable)
Securities to be registered pursuant to Section 12(b) of the Act:



            TITLE OF EACH CLASS                                          NAME OF EACH EXCHANGE ON WHICH
            TO BE SO REGISTERED                                          EACH CLASS IS TO BE REGISTERED
            -------------------                                          ------------------------------

CALL WARRANTS ON THE 2000 TEN+(SM) INDEX                                  CHICAGO BOARD OPTIONS EXCHANGE

Securities to be registered pursuant to Section 12(g) of the Act:

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                                      NONE
                                (Title of class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        For a description of the securities to be registered hereunder, reference is made to the information under the headings "Summary Information -- Q&A," "Risk Factors Relating to the Warrants," and "Description of the Warrants" on pages S-2 through S-7, S-8 through S-17 and S-22 through S-33, respectively, of the registrant's Prospectus Supplement, Subject to Completion, dated August 29, 2000 (Registration No. 333-38931) and under the heading "Description of Index Warrants," on pages 15 through 19 of the accompanying Prospectus, dated December 1, 1997, which information is hereby incorporated herein by reference and made part of this application in its entirety.

ITEM 2.  EXHIBITS.

        99 (A). Prospectus Supplement, Subject to Completion, dated August 29, 2000, incorporated by reference to the registrant's filing under Rule 424(b) with the Securities and Exchange Commission on September 1, 2000 (Registration No. 333-38931).

        99 (B). Form of Warrant.

        99 (C). Form of Warrant Agreement among Salomon Smith Barney Holdings Inc., Citibank, N.A., as warrant agent, and Salomon Smith Barney Inc., as determination agent.

        Other securities issued by Salomon Smith Barney Holdings Inc. are listed on the Chicago Board Options Exchange.


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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   Salomon Smith Barney Holdings Inc.
                                   ----------------------------------
                                   (Registrant)


Date:   September 26, 2000         By:  /s/ Mark Kleinman
                                      -----------------------------------
                                        Name:     Mark Kleinman
                                        Title:    Executive Vice President and
                                                  Treasurer

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                                INDEX TO EXHIBITS

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                  EXHIBIT NO.                                        EXHIBIT
                  -----------                                        -------
                     99(A).                       Prospectus Supplement, Subject to Completion,
                                                  dated August 29, 2000, incorporated by
                                                  reference to the registrant's filing under
                                                  Rule 424(b) with the Securities and Exchange
                                                  Commission on September 1, 2000 (Registration
                                                  No. 333-38931).
                     99(B).                       Form of Warrant.
                     99(C).                       Form of Warrant Agreement among Salomon Smith
                                                  Barney Holdings Inc., Citibank, N.A., as
                                                  warrant agent, and Salomon Smith Barney Inc.,
                                                  as determination agent.
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